                                                                      EXHBIT 3
                                                                      --------

                             JOINT FILING AGREEMENT

     Each of Richard Adams, Randy Christofferson, Timm F. Crull, Crull Family Trust, William A. Franke, E. Michael Moone, Moone Enterprises LLC, Moone Family Foundation, Private Reserve LP, Moone Family Trust, Jesse Rogers, Rogers Family Trust, George A. Vare, Vare Family Partnership, Richard G. Carter, Lloyd P. Chasey, Martin L. Foster, Allan Tor Kenwood, Walter T. Klenz, Benjie Lawrence, Peterson Family Trust, Thomas W. Peterson, Douglas W. Roberts, Edward Sbragia, Peter Scott, Robert E. Steinhauer, The Robert E. Steinhauer and Verna Steinhauer 1992 Trust, Janelle E. Thompson, Douglas A. Walker and James W. Watkins (each a "Filing Person" collectively, the "Filing Persons"), hereby agrees to file jointly a Schedule 13D and any amendments thereto relating to the Class A Common Stock and Class B Common Stock, par value $.01 per share, of Beringer Wine Estates Holdings, Inc., a Delaware corporation, as permitted by Rule 13d-1 of the Securities Exchange Act of 1934, as amended. Each Filing Person agrees that the information set forth in such Schedule 13D and any amendments thereto with respect to such person will be true, complete and correct as of the date of such
Schedule 13D or such amendment to the best of its knowledge and belief after reasonable inquiry. Each Filing Person shall promptly notify the other if any of the information set forth in such Schedule 13D shall be or become inaccurate in any material respect or if such Filing Person learns of information which would require an amendment to such Schedule 13D.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this agreement as of the 26th day of September, 2000.

CRULL FAMILY TRUST                      MOONE ENTERPRISES LLC

By:  /s/ Timm F. Crull                  By:  /s/ E. Michael Moone
     -------------------------               -------------------------
Name:  Timm F. Crull                    Name:  E. Michael Moone
Title: Trustee                          Title:

MOONE FAMILY TRUST                      THE ROBERT E. STEINHAUER AND
                                        VERNA STEINHAUER 1992 TRUST
By:  /s/ E. Michael Moone
     -------------------------          By:  /s/ Robert E. Steinhauer
Name:  E. Michael Moone                      -------------------------
Title: Trustee                          Name:  Robert E. Steinhauer
                                        Title: SVP Vineyard Operations
PRIVATE RESERVE LP
                                        ROGERS FAMILY TRUST
By:  /s/ E. Michael Moone
     -------------------------          By:  /s/ Jesse T. Rogers
Name:  E. Michael Moone                      -------------------------
Title:                                  Name:  Jesse T. Rogers
                                        Title: Trustee
MOONE FAMILY FOUNDATION

By:  /s/ E. Michael Moone
     -------------------------
Name:  E. Michael Moone
Title: Trustee

VARE FAMILY PARTNERSHIP

By:  /s/ George A. Vare                 /s/ Martin L. Foster
     -------------------------          ------------------------------
Name:  George A. Vare                   Martin L. Foster
Title: Trustee

PETERSON FAMILY TRUST                   /s/ Walter T. Klenz
                                        ------------------------------
By:  /s/ Thomas W. Peterson             Walter T. Klenz
     -------------------------
Name:  Thomas W. Peterson
Title: Trustee                          /s/ Allan Tor Kenwood
                                        ------------------------------
                                        Allan Tor Kenwood
/s/ Richard L. Adams
------------------------------
Richard L. Adams                        /s/ Benjie Lawrence
                                        ------------------------------
                                        Benjie Lawrence
/s/ Randy Christofferson
------------------------------
Randy Christofferson                    /s/ Thomas W. Peterson
                                        ------------------------------
                                        Thomas W. Peterson
/s/ Timm F. Crull
------------------------------
Timm F. Crull                           /s/ Douglas W. Roberts
                                        ------------------------------
                                        Douglas W. Roberts
/s/ William A. Franke
------------------------------
William A. Franke                       /s/ Peter Scott
                                        ------------------------------
                                        Peter Scott
/s/ E. Michael Moone
------------------------------
E. Michael Moone                        /s/  Edward Sbagia
                                        ------------------------------
                                        Edward Sbagia
/s/ Jesse Rogers
------------------------------
Jesse Rogers                            /s/ Robert E. Steinhauer
                                        ------------------------------
                                        Robert E. Steinhauer
/s/ George A. Vare
------------------------------
George A. Vare                          /s/ Janelle E. Thompson
                                        ------------------------------
                                        Janelle E. Thompson
/s/ Richard G. Carter
------------------------------
Richard G. Carter                       /s/ Douglas A. Walker
                                        ------------------------------
                                        Douglas A. Walker
/s/ Lloyd P. Chasey
------------------------------
Lloyd P. Chasey                         /s/ James W. Watkins
                                        ------------------------------
                                        James W. Watkins